UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2015

COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
________________________________________________________

Delaware	1-06732	95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 South Street Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)

(862) 345-5000
(Registrant’s telephone number, including area code)
________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders (the “Annual Meeting”) of Covanta Holding Corporation (the “Company”) held on May 7, 2015, the Company’s stockholders voted on the following proposals:

1.	To elect eleven directors to serve a one-year term that will expire at the next Annual Meeting of Stockholders. Each director was elected with the votes cast as follows:

Directors	For	Withheld	Broker Non-Votes
David M. Barse	85,776,967	21,702,253	17,271,055
Ronald J. Broglio	105,479,693	1,999,527	17,271,055
Peter C.B. Bynoe	70,986,755	36,492,465	17,271,055
Linda J. Fisher	105,488,878	1,990,342	17,271,055
Joseph M. Holsten	86,116,013	21,363,207	17,271,055
Stephen J. Jones	104,730,073	2,749,147	17,271,055
Anthony J. Orlando	104,267,396	3,211,924	17,270,955
William C. Pate	86,119,381	21,359,839	17,271,055
Robert S. Silberman	103,552,952	3,926,268	17,271,055
Jean Smith	85,505,179	21,974,041	17,271,055
Samuel Zell	101,020,394	6,458,826	17,271,055

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the 2015 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
123,740,951	932,246	77,078	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 7, 2015

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary